EXECUTION COPY

Dated August 6, 2012

GOLUB CAPITAL BDC, INC.

Shares of Common Stock, $0.001 par value per share

EQUITY DISTRIBUTION AGREEMENT

EXHIBITS

Exhibit A	—	Form of Placement Notice
Exhibit B	—	Authorized Individuals for Placement Notices and Acceptances
Exhibit C	—	Compensation
Exhibit D-1	—	Form of Officers' Certificate
Exhibit D-2	—	Form of Managers' Certificate
Exhibit E	—	Form of Opinion of Dechert LLP

Golub Capital BDC, Inc.
(a Delaware corporation)

Shares of Common Stock, $0.001 par value per share

EQUITY DISTRIBUTION AGREEMENT

August 6, 2012

UBS Securities LLC
299 Park Avenue

New York, New York 10171

Ladies and Gentlemen:

Golub Capital BDC, Inc., a Delaware corporation (the "Company"), GC Advisors LLC, a Delaware limited liability company (the "Adviser"), and GC Service Company, LLC, a Delaware limited liability company (the "Administrator"), each confirms its agreement (this "Agreement") with UBS Securities LLC ("UBS Securities"), as follows:

Section 1.          Description of Securities.

Each of the Company, the Adviser and the Administrator agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell through UBS Securities, acting as agent and/or principal, shares of the Company's common stock, $0.001 par value per share (the "Common Stock"), having an aggregate offering price of up to $50,000,000.00 (the "Maximum Amount"). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the aggregate offering price of the shares of Common Stock issued and sold under this Agreement (such shares of Common Stock being referred to herein as the "Securities") shall be the sole responsibility of the Company, and UBS Securities shall have no obligation in connection with such compliance. The issuance and sale of the Securities through UBS Securities will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the "Commission"), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Securities.

The Company has also entered into an equity distribution agreement (the "Other Equity Distribution Agreement") of even date herewith with Wells Fargo Securities, LLC (the "Alternative Agent") for the issuance and sale from time to time to or through the Alternative Agent of the Securities on the terms set forth in the Other Equity Distribution Agreement. UBS Securities and the Alternative Agent are collectively referred to herein as the "Agents." This Agreement and the Other Equity Distribution Agreement are collectively referred to herein as the "Equity Distribution Agreements." The aggregate gross offering price of the Securities that may be sold pursuant to this Agreement and the Other Equity Distribution Agreement shall not exceed $50,000,000.00.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Securities Act"), with the Commission a registration statement on Form N-2 (File No. 333-174756), including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company. The Company has prepared a prospectus supplement specifically relating to the Securities (the "Prospectus Supplement") to the base prospectus included as part of such registration statement. The Company will furnish to UBS Securities, for use by UBS Securities, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 497 under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430C of the Securities Act, is herein called the "Registration Statement." The base prospectus included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 497 under the Securities Act is herein called the "Prospectus." Any reference to the base prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement and any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 497, in each case after the date of the base prospectus, the Prospectus Supplement or the Prospectus, as the case may be. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to EDGAR.

A Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 filed Pursuant to Section 54(a) of the Investment Company Act (File No. 814-00794) (the “Notification of Election”) was filed with the Commission on April 12, 2010 under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (collectively, the "Investment Company Act").

The Company has entered into an Investment Advisory and Management Agreement, dated as of April 14, 2010 and amended and restated as of July 16, 2010 (the "Investment Advisory Agreement"), with the Adviser.

The Company has entered into an Administration Agreement, dated as of April 14, 2010 (the "Administration Agreement"), with the Administrator.

Section 2.          Placements.

Each time that the Company wishes to issue and sell the Securities hereunder (each, a "Placement"), it will notify UBS Securities by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities to be issued and sold (the "Placement Securities"), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price below which sales may not be made (a "Placement Notice"), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from UBS Securities set forth on Exhibit B, as such Exhibit B may be amended from time to time.

If UBS Securities wishes to accept such proposed terms included in the Placement Notice (which it may decline to do for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, UBS Securities will, prior to 4:30 p.m. (New York City time) on the business day following the business day on which such Placement Notice is delivered to UBS Securities, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and UBS Securities set forth on Exhibit B) setting forth the terms that UBS Securities is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or UBS Securities until the Company delivers to UBS Securities an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the "Acceptance"), which email shall be addressed to all of the individuals from the Company and UBS Securities set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of UBS Securities' acceptance of the terms of the Placement Notice or upon receipt by UBS Securities of the Company's Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of this paragraph, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 13 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The amount of any discount, commission or other compensation to be paid by the Company to UBS Securities in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C. It is expressly acknowledged and agreed that neither the Company nor UBS Securities will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to UBS Securities and either (i) UBS Securities accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

The Company agrees that any offer to sell Securities, any solicitation of an offer to buy Securities, or any sales of Securities shall only be effected by or through only one of the Agents on any single given day and the Company shall in no event request that more than one Agent offer or sell Securities on the same day.

Section 3.          Sale of Placement Securities by UBS Securities.

Subject to the provisions of Section 6(a), UBS Securities, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). UBS Securities will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to UBS Securities pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined in Section 6(b) below) payable to the Company, with an itemization of the deductions made by UBS Securities (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), UBS Securities may sell Placement Securities by any method permitted by law deemed to be an "at the market" offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the Nasdaq Global Select Market, on any other existing trading market for the Common Stock or to or through a market maker. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), UBS Securities may also sell Placement Securities by any other method permitted by law, including but not limited to in privately negotiated transactions. For the purposes hereof, "Trading Day" means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted.

Section 4.          Suspension of Sales. The Company or UBS Securities may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities; provided, however, that such suspension shall not affect or impair either party's obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time.

Section 5.          Representations and Warranties.

(a)          Representations and Warranties by the Company, the Adviser and the Administrator. The Company, the Adviser and the Administrator, jointly and severally, represent and warrant to UBS Securities as of the date hereof and as of each Representation Date (as defined in Section 7(o)(ii) below) on which a certificate is required to be delivered pursuant to Section 7(o) of this Agreement, as of each Applicable Time and as of each Settlement Date (as defined in Section 6(b) below), and agree with UBS Securities as follows:

(1)         Compliance with Registration Requirements. The Company meets the requirements for use of Form N-2 under the Securities Act and the Securities have been duly registered under the Securities Act pursuant to the Registration Statement. The Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto have become effective. No stop order preventing or suspending the effectiveness of the Registration Statement or any post-effective amendment thereto is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, the Adviser or the Administrator, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

As of the date hereof, (i) when the Registration Statement and any Rule 462(b) Registration Statement became effective, and when the Prospectus was or is first filed pursuant to Rule 497 under the Securities Act, each as amended or supplemented as of any such time, complied or will comply in all material respects with the applicable requirements of the Securities Act and the Investment Company Act, (ii) the Registration Statement, as amended as of any such time, did not and will not contain an untrue statement of a material fact and did not and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) the Prospectus, as amended or supplemented as of any such time, did not and will not contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Company in writing by UBS Securities expressly for use therein, it being understood and agreed that the only such information furnished by UBS Securities consists of the Agent Content described in Section 10 hereof.

The copies of the Registration Statement and any Rule 462(b) Registration Statement and any amendments thereto, any other preliminary prospectus, the Prospectus and any amendments or supplements thereto delivered and to be delivered to UBS Securities (electronically or otherwise) in connection with the offering of the Securities were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission ("Regulation S-T").

(2)         Investment Company Act. The Company is a closed-end, non-diversified management investment company and has elected to be treated as a business development company ("BDC") under the Investment Company Act and was eligible to make such an election.

(3)         Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus are independent public accountants within the meaning of, and as required by, the Securities Act and the Public Company Accounting Oversight Board.

(4)         Financial Statements. The financial statements of the Company and its subsidiaries (formerly known as Golub Capital BDC LLC ("BDC LLC") and Golub Capital Master Funding LLC ("GCMF")), included in the Registration Statement and the Prospectus, together with related schedules and notes, present fairly the financial condition, results of operations and cash flows of the Company and its subsidiaries (formerly known as BDC LLC and GCMF) as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act") and the Investment Company Act, as applicable, and have been prepared in conformity with generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the other financial and statistical information and data included in the Registration Statement and the Prospectus are accurately derived from such financial statements and the books and records of the Company; and any pro forma and pro forma as adjusted financial information and related notes thereto included in the Registration Statement and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act, the Exchange Act and the Investment Company Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement and the Prospectus. No other financial statements or schedules are required to be included in the Registration Statement or the Prospectus.

(5)         Expense Summary. The information set forth in the fee table contained in the section of the Registration Statement and the Prospectus entitled "Fees and Expenses" has been prepared in all material respects in accordance with the requirements of Form N-2, and interpretations thereunder, and to the extent estimated or projected, such estimates or projections are reasonably believed to be attained and reasonably based.

(6)         Supporting Schedules and Other Financial Data. The supporting schedules, if any, included in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein. The information in the Registration Statement and the Prospectus under the caption "Selected Consolidated Financial Data" presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements of the Company and its subsidiaries (formerly known as BDC LLC and GCMF) included in the Registration Statement and the Prospectus.

(7)         No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular periodic dividends on the Common Stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on the Common Stock, the Company's preferred stock, par value $0.001 per share (the "Preferred Stock") or on any other class of common or preferred stock of the Company (the "Capital Stock").

(8)         Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement, the Investment Advisory Agreement and the Administration Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Illinois and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except (solely in the case of jurisdictions other than the State of Delaware) where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(9)         Good Standing of Subsidiaries. The Company's only subsidiaries are Golub Capital Master Funding LLC, Golub Capital BDC 2010-1 Holdings LLC, Golub Capital BDC 2010-1 LLC, GC SBIC IV-GP, Inc., GC SBIC IV-GP, LLC, GC SBIC IV, L.P., Golub Capital BDC Holdings LLC and Golub Capital BDC Funding LLC. Each of the subsidiaries of the Company has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (each, a "Lien"); and none of the outstanding shares of capital stock or other equity interests of each subsidiary of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person.

(10)        Capitalization. As of the date hereof, the Company's authorized stock consists of 100,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, of which 25,663,009 shares of Common Stock were issued and outstanding. The shares of issued and outstanding Capital Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of Capital Stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person.

(11)        Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(12)        Authorization of Securities. The Securities to be sold by the Company pursuant to this Agreement have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; no holder of the Securities is or will be subject to personal liability by reason of being such a holder; the issuance and sale of the Securities to be sold by the Company pursuant to this Agreement are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person.

(13)        Description of Securities. The Common Stock, the authorized but unissued Preferred Stock and the Company's Organizational Documents conform in all material respects to all of the respective statements relating thereto contained in the Registration Statement and the Prospectus, and such statements conform to the rights set forth in the respective instruments and agreements defining the same.

(14)        Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except (solely in the case of Company Documents) for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Registration Statement and the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any Company Documents, except (solely in the case of Company Documents) for such conflicts, breaches, defaults or Liens that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the Organizational Documents of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations.

(15)        Absence of Labor Dispute. As of the date hereof, the Company and its subsidiaries do not have, and as of each Representation Date, Applicable Time and Settlement Date, the Company and its subsidiaries will not have, any employees. To the knowledge of the Company, no labor dispute with the employees of Golub Capital Incorporated and Golub Capital LLC (formerly Golub Capital Management LLC) exists or is imminent.

(16)        Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(17)        Material Contracts. There are no franchises, mortgages, loan or credit agreements, bonds, notes, leases, agreements, contracts, indentures, leases or other instruments or documents that are required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which are not described or filed as required by the Securities Act or the Investment Company Act.

(18)        Accuracy of Descriptions and Exhibits. The information in the Prospectus under the captions "Prospectus Supplement Summary—Our Adviser," "Prospectus Supplement Summary—Recent Developments," "Prospectus Supplement Summary—Operating and Regulatory Structure," "Prospectus Supplement Summary—Conflicts of Interests," "Risk Factors," "Management," "Management Agreements," "Related Party Transactions and Certain Relationships," "Material U.S. Federal Income Tax Considerations," "Description of Our Capital Stock," "Regulation" and "Plan of Distribution." in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company's Organizational Documents or other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects and all descriptions in the Registration Statement and the Prospectus of any Company Documents are accurate in all material respects.

(19)        Possession of Intellectual Property. The Company and its subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being licensed by it or which are necessary for the conduct of its businesses (collectively, "Intellectual Property"), except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has received notice and is not otherwise aware of any infringement of, or conflict with, asserted rights of third parties with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any subsidiary, as the case may be, therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, would result in a Material Adverse Effect.

(20)        Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any holder of Capital Stock or other securities of the Company or any creditor of the Company, (C) no waiver or consent under any Subject Instrument and (D) no authorization, approval, vote or other consent of any other person or entity is necessary or required for the execution, delivery or performance by the Company of this Agreement for the offering, issuance, sale or delivery of the Securities hereunder, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement and the Prospectus, except such as have been obtained under the Securities Act, the Exchange Act and the Investment Company Act, or such as may be required under state securities laws.

(21)        Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Company Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Company Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Company Governmental Licenses are valid and in full force and effect, except where the invalidity of such Company Governmental Licenses or the failure of such Company Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Company Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(22)        Title to Property. The Company owns or leases or has access to all properties and assets as are necessary to the conduct of its operations as presently conducted.

(23)        Absence of Registration Rights. There are no persons with registration rights or other similar rights to have any securities (debt or equity) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement, and there are no persons with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities pursuant to this Agreement.

(24)        Nasdaq Global Select Market. The Common Stock has been registered pursuant to Section 12(b) of the Exchange Act and the outstanding Common Stock is listed on the Nasdaq Global Select Market. The Company has not taken any action designed to or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Nasdaq Global Select Market, nor has the Company received any notification that the Commission or the Nasdaq Global Select Market is contemplating terminating such registration or listing. The Securities to be sold by the Company hereunder have been approved for listing, subject only to official notice of issuance, on the Nasdaq Global Select Market.

(25)        FINRA Matters. All of the information provided to UBS Securities or to counsel for UBS Securities by the Company and, to the knowledge of the Company, its officers and directors and the holders of any securities of the Company in connection with letters, filings or other supplemental information provided to Financial Industry Regulatory Authority ("FINRA") pursuant to FINRA Conduct Rule 5100 is true, complete and correct in all material respects.

(26)        Taxes and Tax Returns. The Company and its subsidiaries have filed all foreign, federal, state and local tax returns required to be filed or have requested extensions thereof, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against any of them, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith and for which appropriate reserves have been included on the books and records of the Company.

(27)        Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(28)        Accounting Controls and Disclosure Controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations and with the investment objectives, policies and restrictions of the Company and the applicable requirements of the Exchange Act and the Investment Company Act, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability and to maintain material compliance with the books and records requirements under the Exchange Act and the Investment Company Act, (C) access to assets is permitted only in accordance with management's general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement and the Prospectus, since the date of the Company's most recent audited financial statements, there has been (1) no material weakness in the Company's internal control over financial reporting (as such term is defined in Rules 13a−15 and 15d−15 of the Exchange Act) (whether or not remediated) and (2) no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a−15 and 15d−15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer or officers and principal financial officer or officers, as appropriate, and such disclosure controls and procedures are effective to perform the functions for which they were established.

(29)        Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company's directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act with which any of them is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(30)        Absence of Manipulation. Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company and its subsidiaries have not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(31)        Statistical, Demographic or Market-Related Data. Any statistical, demographic or market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, all such data included in the Registration Statement or the Prospectus accurately reflect the materials upon which it is based or from which it was derived, and the Company has delivered true, complete and correct copies of such materials to UBS Securities.

(32)        Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the "FCPA"), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and its subsidiaries and, to the knowledge of the Company, its other affiliates (other than UBS Securities) have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(33)        Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(34)        OFAC. Neither the Company nor any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate (other than UBS Securities) or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not knowingly directly or indirectly use any of the proceeds received by the Company from the sale of Securities contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by the OFAC.

(35)        Lending Relationship. Except as disclosed in the Registration Statement and the Prospectus, none of the Company or any of its subsidiaries, the Adviser or the Administrator has any outstanding borrowings from, or is a party to any line of credit, credit agreement or other credit facility or otherwise has a borrowing relationship with, any bank or other lending institution affiliated with UBS Securities, and the Company does not intend to use any of the proceeds from the sale of the Securities to repay any debt owed to UBS Securities or any of its affiliates.

(36)        Transfer Taxes. There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Securities to be sold by the Company to UBS Securities hereunder.

(37)        Related Party Transactions. There are no business relationships or related party transactions involving the Company or any of its subsidiaries or, to the knowledge of the Company, any other person that are required to be described in the Registration Statement or the Prospectus that have not been described as required.

(38)        Portfolio Companies. The Company has duly authorized, executed and delivered any agreements pursuant to which it made the investments described in the Registration Statement and the Prospectus under the caption "Portfolio Companies" (each a "Portfolio Company Agreement") with corporations or other entities (each a "Portfolio Company"). Except as otherwise disclosed in the Registration Statement and the Prospectus, and to the Company's knowledge, each Portfolio Company is current, in all material respects, with all its obligations under the applicable Portfolio Company Agreements, no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred under such agreements, except to the extent that any such failure to be current in its obligations and any such default would not reasonably be expected to result in a Material Adverse Effect.

(39)        Offer and Sale of Securities. The Company has taken all required action under the Securities Act, the Exchange Act and the Investment Company Act to make the public offering and consummate the sale of the Securities as contemplated by this Agreement.

(40)        Relationships with Directors, Officers and Stockholders. Except as described in the Registration Statement and the Prospectus, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, that is required to be described in the Registration Statement and the Prospectus, which is not so described.

(41)        Interested Persons. Except as disclosed in the Registration Statement and the Prospectus, no director of the Company is an "interested person" (as defined in the Investment Company Act) of the Company or an "affiliated person" (as defined in the Investment Company Act) of UBS Securities.

(42)        Absence of Prohibited Offering Material. The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement and the Prospectus or other materials permitted by the Securities Act or the Investment Company Act and reviewed and consented to by UBS Securities.

(43)        Sales Material. All advertising, sales literature or other promotional material (including "prospectus wrappers," "broker kits," "road show slides" and "road show scripts"), whether in printed or electronic form, authorized in writing by or prepared by the Company or any of its subsidiaries, the Adviser or the Administrator for use in connection with the offering and sale of the Securities (collectively, "sales material") complied, comply and will comply in all material respects with the applicable requirements of the Securities Act and the Investment Company Act and, if required to be filed with FINRA under FINRA's conduct rules, were provided, or will be provided, to Clifford Chance US LLP, counsel to UBS Securities, for filing. No sales material contained, contains or will contain an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(44)        Directors' and Officers' Insurance and Fidelity Bond. The Company's directors' and officers' errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the Investment Company Act are in full force and effect; the Company is in compliance with the terms of such policy and fidelity bond in all material respects; there are no claims by the Company under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, in each case, except as set forth in or contemplated in the Registration Statement and the Prospectus (exclusive of any supplement thereto).

(45)        Compliance with RIC Requirements. The Company elected and qualified to be treated as a RIC under Subchapter M of the Code starting with its taxable year ended September 30, 2010. The Company intends to direct the investment of the net proceeds of the offering of the Securities and to continue to conduct its activities in such a manner as to continue to comply with the requirements for qualification and taxation as a RIC under Subchapter M of the Code. The Company qualified and maintained in effect its election to be treated as a RIC under Subchapter M of the Code for its taxable year ended September 30, 2011 and will qualify and maintain in effect its election to be treated as a RIC under Subchapter M of the Code for its taxable year ended September 30, 2012.

(46)        Small Business Investment Company. GC SBIC IV, L.P. is licensed to operate as a Small Business Investment Company ("SBIC") by the U.S. Small Business Administration ("SBA"). The SBIC license of GC SBIC IV, L.P. is in good standing with the SBA and no adverse regulatory findings contained in any examinations reports prepared by the SBA regarding GC SBIC IV, L.P. are outstanding or unresolved. The method of operation of GC SBIC IV, L.P. will permit it to continue to meet the requirements for qualification as an SBIC.

(47)        SBA Debentures. GC SBIC IV, L.P. is eligible to sell securities guaranteed by the SBA in the amounts and on the terms described in the Registration Statement and the Prospectus. GC SBIC IV, L.P. is not in default under the terms of any debenture which it has issued to the SBA for guaranty by the SBA or any other material monetary obligation, and no event, which with the passage of time, notice or both has occurred, which would be a default or event of default thereunder.

(48)        BDC Election. The Company has filed with the Commission, pursuant to Section 54(a) of the Investment Company Act, a duly completed and executed Form N-54A (the "Company's BDC Election"); the Company has not filed with the Commission any notice of withdrawal of the Company's BDC Election pursuant to Section 54(c) of the Investment Company Act; the Company's BDC Election remains in full force and effect, and, to the Company's knowledge, no order of suspension or revocation of such election under the Investment Company Act has been issued or proceedings therefore initiated or threatened by the Commission. The operations of the Company are in compliance in all material respects with the provisions of the Investment Company Act, including the provisions applicable to BDCs. The Company is not required and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be required to register as a “registered management investment company,” as such term is used in the Investment Company Act.

(49)        No Restrictions on Subsidiaries. Except as disclosed in the Registration Statement and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's properties or assets to the Company or any other subsidiary of the Company.

(50)        No Integration. Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has made any offer or sale of any securities which could be "integrated" (within the meaning of the Securities Act) with the offer and sale of the Securities pursuant to the Registration Statement and the Company has not sold or issued any shares of Common Stock during the six−month period preceding the date of the Prospectus other than as described in the Registration Statement and the Prospectus.

(51)        No Broker's Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or UBS Securities for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

(b)          Representations and Warranties of the Adviser and the Administrator. The Adviser and the Administrator, jointly and severally, represent and warrant to UBS Securities as of the date hereof and as of each Representation Date on which a certificate is required to be delivered pursuant to Section 7(o) of this Agreement, as of each Applicable Time and as of each Settlement Date, and agree with UBS Securities) as follows:

(1)         Absence of Manipulation. Each of the Adviser and the Administrator has not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(2)         No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Adviser and the Administrator considered as one enterprise, whether or not arising in the ordinary course of business and (B) there have been no transactions entered into by the Adviser or the Administrator which are material with respect to the Adviser and the Administrator considered as one enterprise.

(3)         Good Standing. Each of the Adviser and the Administrator has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and each of the Adviser and the Administrator is duly qualified as a limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(4)         Authorization of Agreements. This Agreement has been duly authorized, executed and delivered by each of the Adviser and the Administrator.

(5)         Absence of Defaults and Conflicts. Neither the Adviser nor the Administrator is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Adviser Document or Administrator Document, except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by each of the Adviser and the Administrator with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Adviser or the Administrator pursuant to, any Adviser Document or Administrator Document, except for such conflicts, breaches, defaults or Liens that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the Organizational Documents of the Adviser or the Administrator, as applicable, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Adviser or the Administrator or any of their respective assets, properties or operations.

(6)         Absence of Labor Dispute. As of the date hereof, neither the Adviser nor the Administrator has, and as of each Representation Date, Applicable Time and Settlement Date, neither the Adviser nor the Administrator will have, any employees. To the knowledge of the Adviser and the Administrator, no labor dispute with the employees of Golub Capital Incorporated and Golub Capital LLC (formerly Golub Capital Management LLC) exists or is imminent.

(7)         Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser or the Administrator, threatened, against or affecting the Adviser or the Administrator which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by each of the Adviser and the Administrator of its obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which the Adviser or the Administrator is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(8)         Absence of Misstatements or Omissions. The description of each of the Adviser and the Administrator and its business, and the statements attributable to the Adviser and the Administrator, in the Registration Statement and the Prospectus complied and comply in all material respects with the provisions of the Securities Act, the Investment Company Act and the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder (the "Advisers Act"), and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(9)         Possession of Intellectual Property. Each of the Adviser and Administrator owns, or has obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being licensed by it or which are necessary for the conduct of its businesses (collectively, "Adviser/Administrator Intellectual Property"), except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Registration Statement and the Prospectus, neither the Adviser nor the Administrator has received notice and is not otherwise aware of any infringement of, or conflict with, asserted rights of third parties with respect to any Adviser/Administrator Intellectual Property or of any facts or circumstances which would render any Adviser/Administrator Intellectual Property invalid or inadequate to protect the interest of the Adviser or the Administrator, as the case may be, therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, would result in a Material Adverse Effect.

(10)        Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any holder of securities of the Adviser, the Administrator or any creditor of the Adviser or the Administrator, (C) no waiver or consent under any Subject Instrument and (D) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the execution, delivery or performance by each of the Adviser and the Administrator of this Agreement for the offering, issuance, sale or delivery of the Securities hereunder, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement and the Prospectus, except such as have been obtained under the Securities Act, the Exchange Act and the Investment Company Act or such as may be required under state securities laws.

(11)        Title to Property. Each of the Adviser and the Administrator owns or leases or has access to all properties and assets as are necessary to the conduct of its operations as presently conducted.

(12)        Possession of Licenses and Permits. Each of the Adviser and the Administrator possesses such permits, licenses, approvals, consents and other authorizations (collectively, the "Adviser/Administrator Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Adviser and the Administrator are in compliance with the terms and conditions of all such Adviser/Administrator Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Adviser/Administrator Governmental Licenses are valid and in full force and effect, except when the invalidity of such Adviser/Administrator Governmental Licenses or the failure of such Adviser/Administrator Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Adviser nor the Administrator has received any notice of proceedings relating to the revocation or modification of any such Adviser/Administrator Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(13)        Investment Company Act. Neither the Adviser nor the Administrator is, and upon the sale of the Securities contemplated under this Agreement and the application of the net proceeds therefrom as described in the Registration Statement and the Prospectus under the caption "Use of Proceeds" will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act.

(14)        Insurance. Each of the Adviser and the Administrator is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Adviser or the Administrator or their respective businesses, assets, employees, officers and directors are in full force and effect; the Adviser and the Administrator are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Adviser or the Administrator under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Adviser nor the Administrator has been refused any insurance coverage sought or applied for; and neither the Adviser nor the Administrator has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(15)        Accounting Controls. Each of the Adviser and the Administrator maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations, (B) access to assets is permitted only in accordance with management's general or specific authorization, and (C) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(16)        Advisers Act. The Adviser is registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Advisory Agreement for the Company as contemplated by the Registration Statement and the Prospectus.

(17)        Financial Resources. Each of the Adviser and the Administrator has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, the Prospectus and this Agreement, and each of the Adviser and the Administrator owns, leases or has access to all properties and other assets that are necessary to the conduct of its business and to perform the services, as described in the Registration Statement and the Prospectus.

(18)        Employment Status. Neither the Adviser nor the Administrator is aware that (i) any executive, key employee or significant group of employees of Golub Capital Incorporated or Golub Capital LLC (formerly Golub Capital Management LLC) plans to terminate employment with Golub Capital Incorporated or Golub Capital LLC (formerly Golub Capital Management LLC), as applicable, or (ii) any such executive or key employee is subject to any non compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company, the Adviser or the Administrator except where such termination or violation would not reasonably be expected to have a Material Adverse Effect.

(19)        No Subsidiaries. Neither the Adviser nor the Administrator has any subsidiaries.

(c)          Certificates. Any certificate signed by any officer of the Company, the Adviser, the Administrator or any of their subsidiaries and delivered to UBS Securities or to its counsel shall be deemed a representation and warranty by the Company, the Adviser or the Administrator, as the case may be, to UBS Securities as to the matters covered thereby.

Section 6.          Sale and Delivery to UBS Securities; Settlement.

(a)          Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon UBS Securities' acceptance of the terms of a Placement Notice or upon receipt by UBS Securities of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, UBS Securities, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Each of the Company, the Adviser and the Administrator acknowledges and agrees that (i) there can be no assurance that UBS Securities will be successful in selling Placement Securities, (ii) UBS Securities will incur no liability or obligation to the Company, the Adviser, the Administrator or any other person or entity if it does not sell Placement Securities for any reason other than a failure by UBS Securities to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6 and (iii) UBS Securities shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by UBS Securities in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b)          Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Placement Securities will occur on the third (3 rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a "Settlement Date"). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the "Net Proceeds") will be equal to the aggregate sales price received by UBS Securities at which such Placement Securities were sold, after deduction for (i) UBS Securities' commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c)          Delivery of Placement Securities. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting UBS Securities' or its designee's account (provided UBS Securities shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, UBS Securities will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) and Section 11 hereto, it will (i) hold UBS Securities harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to UBS Securities any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d)          Denominations; Registration. The certificates for the Securities, if any, shall be in such denominations and registered in such names as UBS Securities may request in writing at least one full business day before the Settlement Date. The certificates for the Securities, if any, will be made available for examination and packaging by UBS Securities in The City of New York not later than noon (New York City time) on the business day prior to the Settlement Date. The Company shall deliver the Securities, if any, through the facilities of The Depository Trust Company unless UBS Securities shall otherwise instruct.

(e)          Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities, if after giving effect to the sale of such Securities, the aggregate offering price of the Securities sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Securities under this Agreement, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement, (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to UBS Securities in writing. Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement (i) at a price lower than the minimum price authorized from time to time by the Company and notified to UBS Securities in writing or (ii) at a price (net of UBS Securities' commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof) lower than the Company's then current net asset value per share (as calculated pursuant to the Investment Company Act), unless the Company has received the requisite approval from stockholders as required pursuant to the Investment Company Act. Further, under no circumstances shall the aggregate offering price of Securities sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement, exceed the Maximum Amount.

(f)          Notwithstanding any other provision of this Agreement, except as may be mutually agreed by the Company and UBS Securities, the Company and UBS Securities agree that no sales of Placement Securities shall take place, and the Company shall not request the sale of any Placement Securities that would be sold, and UBS Securities shall not be obligated to sell, with respect to the Company’s quarterly filings on Form 10−Q, during any period commencing upon the 30th day following the end of each fiscal quarter and ending on the date on which the Company files with the Commission a prospectus supplement under Rule 497 relating to the Securities that includes updated financial and other information as of the end of the Company’s most recent quarterly period (the “10−Q Filing”), (ii) with respect to the Company’s annual report filings on Form 10−K, during any period commencing upon the 50th day following the end of the Company’s fiscal year and ending on the date on which the Company files with the Commission a prospectus supplement under Rule 497 relating to the Securities that includes updated audited financial and other information as of the end of the Company’s most recent fiscal year (the “10−K Filing”) and (iii) with respect to the Company’s current reports on Form 8−K that are “filed” with the Commission and not “furnished,” during any period commencing on the date of the event causing the filing of the Form 8−K and ending on the date on which the Company files with the Commission a prospectus supplement under Rule 497 relating to the Securities that includes the information included in such Form 8−K (the “8−K Filing”) (each of a 10−Q Filing, a 10−K Filing and/or an 8−K Filing shall also be referred to herein as a “497 Filing”). To the extent the Company releases its earnings for its most recent quarterly period or fiscal year, as applicable (an "Earnings Release"), before it files with the Commission its quarterly report on Form 10-Q for such quarterly period or annual report on Form 10-K for such fiscal year, as applicable, then UBS Securities and the Company agree that no sales of Securities shall take place for the period beginning on the date of the Earnings Release and ending on the date of the applicable 497 Filing. Notwithstanding the foregoing, no sales of Securities shall take place, and the Company shall not request the sale of any Securities that would be sold, and UBS Securities shall not be obligated to sell, during any period in which the Company is in possession of material non−public information.

Section 7.          Covenants of the Company, the Adviser and the Administrator. Each of the Company, the Adviser and the Administrator covenants with UBS Securities as follows:

(a)          Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by UBS Securities under the Securities Act, (i) the Company will notify UBS Securities promptly of the time when any subsequent amendment to the Registration Statement has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon UBS Securities' request, any amendments or supplements to the Registration Statement or Prospectus that, in UBS Securities' reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by UBS Securities (provided, however, that the failure of UBS Securities to make such request shall not relieve the Company of any obligation or liability hereunder, or affect UBS Securities' right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to UBS Securities within a reasonable period of time before the filing and UBS Securities has not reasonably objected thereto (provided, however, that the failure of UBS Securities to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect UBS Securities' right to rely on the representations and warranties made by the Company in this Agreement); and (iv) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to Rule 497 of the Securities Act. The Company will also promptly effect the necessary post-effective amendment and the filings required pursuant to Rule 497 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.

(b)          Notice of Commission Stop Orders. The Company will advise UBS Securities, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c)          Delivery of Registration Statement and Prospectus. The Company will furnish to UBS Securities and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act, in each case as soon as reasonably practicable, but in no event later than two business days after such filing, and in such quantities and at such locations as UBS Securities may from time to time reasonably request. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to UBS Securities will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)          Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act to be delivered in connection with a pending sale of the Placement Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for UBS Securities or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify UBS Securities to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to UBS Securities such number of copies of such amendment or supplement as UBS Securities may reasonably request.

(e)          Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with UBS Securities, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as UBS Securities may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement).

(f)          Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to UBS Securities the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g)          Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement and the Prospectus under "Use of Proceeds."

(h)          Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by UBS Securities under the Securities Act with respect to a pending sale of the Placement Securities, the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the Nasdaq Global Select Market.

(i)          Filings with the Nasdaq Global Select Market. The Company will timely file with the Nasdaq Global Select Market all material documents and notices required by the Nasdaq Global Select Market of companies that have or will issue securities that are traded on the Nasdaq Global Select Market.

(j)          Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act and the Investment Company Act within the time periods required by the Exchange Act and the Investment Company Act, as the case may be.

(k)          Notice of Other Sales. The Company will not, without (i) giving UBS Securities at least one (1) business day prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) UBS Securities suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by UBS Securities in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the Securities Act with respect to any of the foregoing or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (x) the Common Stock to be offered and sold through UBS Securities pursuant to this Agreement or any terms agreement and (y) Common Stock issuable pursuant to the Company’s dividend reinvestment plan as it may be amended or replaced from time to time.

(l)          Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise UBS Securities promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to UBS Securities pursuant to this Agreement.

(m)          Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by UBS Securities or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company's principal offices, as UBS Securities may reasonably request. The parties acknowledge that the due diligence review contemplated by this Section 7(m) will include, without limitation, during the term of this Agreement a quarterly diligence conference to occur within five business days after the filing of the Company's quarterly report on Form 10-Q or annual report on Form 10-K, as applicable, whereby the Company will make its senior corporate officers available to address diligence inquiries of UBS Securities and will provide such additional information and documents as UBS Securities may reasonably request.

(n)          Disclosure of Sales. The Company will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Placement Securities sold through UBS Securities, the Net Proceeds to the Company and the compensation payable by the Company to UBS Securities with respect to such Placement Securities. To the extent the information set forth in this Section 7(n) is filed in a prospectus supplement, the Company agrees to deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(o)          Representation Dates; Certificates. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and:

(i)          each time the Company:

(A)         files the Prospectus relating to the Placement Securities or amends or supplements the Registration Statement or the Prospectus relating to the Placement Securities by means of a post-effective amendment, sticker, or supplement relating to the Placement Securities;

(B)         files an annual report on Form 10-K under the Exchange Act;

(C)         files a quarterly report on Form 10-Q under the Exchange Act; or

(D)         files a report on Form 8-K containing amended financial information (other than an Earnings Release, to "furnish" information pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act; and

(ii)         at any other time reasonably requested by UBS Securities (each such date of filing of one or more of the documents referred to in clauses (i)(A) through (D) above and any time of request pursuant to this Section 7(o) shall be a "Representation Date"), each of the Company, the Adviser and the Administrator shall furnish UBS Securities and the Alternative Agent with a certificate, in the form attached hereto as Exhibit D-1 or Exhibit D-2, as applicable, within three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide UBS Securities and the Alternative Agent with a certificate under this Section 7(o), then before the Company delivers the Placement Notice or UBS Securities sells any Placement Securities, each of the Company, the Adviser and the Administrator shall provide UBS Securities and the Alternative Agent with a certificate, in the form attached hereto as Exhibit D-1 or Exhibit D-2, as applicable, dated the date of the Placement Notice.

(p)          Legal Opinion. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to UBS Securities as principal on a Settlement Date and within three (3) Trading Days of each Representation Date with respect to which the Company, the Adviser and the Administrator are obligated to deliver a certificate in the form attached hereto as Exhibit D-1 or Exhibit D-2, as applicable, for which no waiver is applicable, the Company shall cause to be furnished to UBS Securities and the Alternative Agent written opinions of Dechert LLP ("Company Counsel"), or other counsel satisfactory to UBS Securities and the Alternative Agent, in form and substance satisfactory to UBS Securities and the Alternative Agent and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit E, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish UBS Securities and the Alternative Agent with a letter to the effect that UBS Securities and the Alternative Agent may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(q)          Comfort Letter and Certificate of the Chief Financial Officer. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to UBS Securities as principal on a Settlement Date, within three (3) Trading Days of each Representation Date with respect to which the Company, the Adviser and the Administrator are obligated to deliver a certificate in the form attached hereto as Exhibit D-1 or Exhibit D-2, as applicable, for which no waiver is applicable, the Company shall cause (A) its independent accountants (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish to UBS Securities and the Alternative Agent letters (the "Comfort Letters"), dated the date the Comfort Letter is delivered, in form and substance satisfactory to UBS Securities and the Alternative Agent, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings (the first such letter, the "Initial Comfort Letter") and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter and (B) the Chief Executive Officer and the Chief Financial Officer to furnish to UBS Securities and the Alternative Agent a certificate (the "CEO/CFO Certificate") dated the date that the certificate is required to be delivered, in form and substance satisfactory to UBS Securities.

(r)          Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than UBS Securities; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act.

(s)          Insurance. The Company, the Adviser and the Administrator will be insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company, the Adviser, the Administrator or their respective businesses, properties, assets, employees, officers, trustees, directors, members, managers and partners will be in full force and effect; the Company, the Adviser and the Administrator will be in compliance with the terms of such policies and instruments.

(t)          Business Development Company. The Company shall use its best efforts to maintain its status as a business development company; provided, however, the Company may change the nature of its business so as to cease to be, or withdraw its election as, a business development company, with the approval of the Board of Directors and a vote of the stockholders as required by Section 58 of the Investment Company Act, or any successor provision.

(u)          Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.

(v)         Compliance with Laws. The Company, the Adviser and the Administrator will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Investment Company Act and the Sarbanes-Oxley Act, and will use their best reasonable efforts to cause the Company's, the Adviser's and the Administrator's directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Investment Company Act and the Sarbanes-Oxley Act.

(w)          Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Securities, it shall promptly notify UBS Securities, and sales of the Placement Securities under this Agreement and any Placement Notice shall be suspended until that or other exemptive provisions have been satisfied in the judgment of the Company and UBS Securities.

(x)          Status as Regulated Investment Company. The Company will maintain its qualification as a "regulated investment company" under Subchapter M of the Code for so long as the Company remains a business development company regulated under the Investment Company Act.

(y)         Additional Sales Materials. Except by means of the Prospectus or as otherwise agreed by the parties, the Company (including its agents and representatives, other than UBS Securities in its capacity as such) will not make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act and including without limitation any advertisement as defined in Rule 482 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Securities hereunder; provided, that the foregoing shall not prohibit the Company from (i) making its required filings with the Commission or the dissemination thereof as required by the Exchange Act, state law or the rules and regulations of the NASDAQ Stock Market LLC and (ii) disseminating any additional sales material used in connection with the Registration Statement other than in connection with the offer and sale of the Securities hereunder.

(z)          Custodian and Transfer Agent. The Company will maintain a custodian and a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(aa)         Best Efforts. The Company, the Adviser and the Administrator will use their best reasonable efforts to discharge all conditions of theirs to closing as set forth in this Agreement and with respect to the Company, to perform all of the agreements required of them by this Agreement.

(bb)         Depository Trust Company. The Company will use its commercially reasonable efforts to cause the Securities to continue to be eligible for clearance through The Depository Trust Company.

Section 8.          Payment of Expenses.

(a)          Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to UBS Securities of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates for the Placement Securities to UBS Securities, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to UBS Securities, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Placement Securities under securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for UBS Securities in connection therewith and in connection with the preparation of a state securities law or "blue sky" survey and any supplements thereto, (vi) the printing and delivery to UBS Securities of copies of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by UBS Securities to investors, (vii) the preparation, printing and delivery to UBS Securities of copies of the blue sky survey and any Canadian “wrapper” and any supplements thereto, (viii) the fees and expenses of the custodian and the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to UBS Securities in connection with, the review by FINRA of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Placement Securities on the Nasdaq Global Select Market, (xi) the disbursements of counsel for UBS Securities in connection with the copying and delivery of closing documents delivered by the Company or the Company's accountants or counsel (including any local counsel) and (xii) if Securities having an aggregate offering price of $25,000,000 or more have not been offered and sold collectively under this Agreement and the other Equity Distribution Agreement by the one-year anniversary of this Agreement and the other Equity Distribution Agreement (or such earlier date at which the Company terminates this Agreement) (the "Determination Date"), the Company shall reimburse UBS Securities and the Alternative Agent for all of their reasonable out-of-pocket expenses, including the fees and disbursements of counsel incurred by UBS Securities and the Alternative Agent in connection with the transactions contemplated by this Agreement (the "Expenses"); provided, however, that such reimbursement amount paid to UBS Securities and the Alternative Agent in the aggregate shall not exceed $150,000. The Expenses shall be due and payable by the Company to UBS Securities and the Alternative Agent within five (5) business days of the Determination Date.

(b)          Termination of Agreement. If this Agreement is terminated by UBS Securities in accordance with the provisions of Section 9(m) or Section 13(a)(i) hereof, the Company shall reimburse UBS Securities for all of its out of pocket expenses, including the fees and disbursements of counsel incurred by UBS Securities, unless Securities having an aggregate offering price of $25,000,000 or more have previously been offered and sold under this Agreement; provided, however, that such reimbursement amount paid to UBS Securities and the Alternative Agent in the aggregate shall not exceed $150,000.

Section 9.          Conditions of UBS Securities' Obligations. The obligations of UBS Securities hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company, the Adviser and the Administrator contained in this Agreement or in certificates of any officer of the Company, the Adviser or the Administrator delivered pursuant to the provisions hereof, to the performance by the Company, the Adviser or the Administrator of the covenants and other obligations hereunder, and to the following further conditions:

(a)          Effectiveness of Registration Statement. The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice (each as amended by a corresponding Acceptance, if applicable).

(b)          No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries or the Adviser or the Administrator of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, including any notice objecting to the use of the Registration Statement or order pursuant to Section 8(e) of the Investment Company Act having been issued and proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)          No Misstatement or Material Omission. UBS Securities and the Alternative Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in UBS Securities’ and the Alternative Agent's reasonable opinion is material, or omits to state a fact that in UBS Securities’ and the Alternative Agent's opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)          Material Changes. Except as contemplated in the Prospectus, there shall not have been any Material Adverse Effect.

(e)          Opinions of Counsel for Company. UBS Securities and the Alternative Agent shall have received the favorable opinions of Company Counsel, required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such opinion is required pursuant to Section 7(p).

(f)          Representation Certificate. UBS Securities and the Alternative Agent shall have received the certificate required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificate is required pursuant to Section 7(o).

(g)          Accountants' Comfort Letter & CEO/CFO Certificate. UBS Securities and the Alternative Agent shall have received the Comfort Letter and the CEO/CFO Certificate required to be delivered pursuant Section 7(q) on or before the date on which such delivery of such letter and certificate are required pursuant to Section 7(q).

(h)          Approval for Listing. The Placement Securities shall either have been (i) approved for listing on the Nasdaq Global Select Market, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on the Nasdaq Global Select Market at, or prior to, the issuance of any Placement Notice.

(i)           No Objection. Prior to the issuance of any Placement Notice, FINRA shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the sales terms and arrangements.

(j)           No Suspension. Trading in the Common Stock shall not have been suspended on the Nasdaq Global Select Market.

(k)          Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(o), counsel for UBS Securities shall have been furnished with such certificates, letters, opinions and other documents as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(l)           Securities Act Filings Made. All filings with the Commission required by Rule 497 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 497.

(m)         Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by UBS Securities by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12, 17 and 20 hereof shall survive such termination and remain in full force and effect.

Section 10.         Indemnification.

(a)          Indemnification by the Company. The Company, the Adviser and the Administrator, jointly and severally, agree to indemnify and hold harmless UBS Securities, its affiliates and each person, if any, who controls UBS Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto (and including any post-effective amendment, any Rule 462(b) Registration Statement and any Rule 430C Information), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)         against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by UBS Securities), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by UBS Securities expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), it being understood and agreed upon that the only such information furnished by UBS Securities consists of the first and last sentences under the caption "Plan of Distribution" in the Prospectus (the "Agent Content")

(b)          Indemnification by UBS Securities. UBS Securities agrees to indemnify and hold harmless the Company, the Adviser, the Administrator, each of their directors, each of the Company's officers who signed the Registration Statement, and each person, if any, who controls the Company, the Adviser or the Administrator within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Content.

(c)          Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to UBS Securities and each person, if any, who controls UBS Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by UBS Securities; and counsel to the Company, the Adviser, the Administrator, each of their directors, each of the Company's officers who signed the Registration Statement and each person, if any, who controls the Company, the Adviser or the Administrator within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be jointly selected by the Company, the Adviser and the Administrator. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for UBS Securities and each person, if any, who controls UBS Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, the Adviser, the Administrator, each of their directors, each of the Company's officers who signed the Registration Statement and each person, if any, who controls the Company, the Adviser or the Administrator within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)          Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)          Other Agreements with Respect to Indemnification and Contribution. The provisions of this Section 10 and Section 11 hereof shall not affect any agreements among the Company, the Adviser and the Administrator with respect to indemnification of each other or contribution between themselves.

Section 11.         Contribution.

If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Adviser and the Administrator, on the one hand, and UBS Securities, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Adviser and the Administrator, on the one hand, and of UBS Securities, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, the Adviser and the Administrator (treated jointly for this purpose as one person), on the one hand, and UBS Securities, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, the Adviser and the Administrator (treated jointly for this purpose as one person) and the total commissions received by UBS Securities, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on such cover.

The relative fault of the Company, on the one hand, and UBS Securities, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Adviser, the Administrator or by UBS Securities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Adviser, the Administrator and UBS Securities agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 11, UBS Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by it pursuant to this Agreement exceeds the amount of any damages which UBS Securities has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 11, each person, if any, who controls UBS Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as UBS Securities, and each director of the Company, the Adviser, the Administrator, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company, the Adviser or the Administrator within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, the Adviser and the Administrator.

Section 12.         Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Adviser the Administrator or any of their subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of UBS Securities or controlling person, or by or on behalf of the Company, the Adviser or the Administrator, and shall survive delivery of the Securities to UBS Securities.

Section 13.         Termination of Agreement.

(a)          Termination; General. UBS Securities may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of UBS Securities, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Placement Securities has been suspended or limited by the Commission or the Nasdaq Global Select Market, or if trading generally on the New York Stock Exchange or the Nasdaq Global Select Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b)          Termination by the Company. The Company shall have the right, by giving three (3) days notice as hereinafter specified, unless such notice is waived by UBS Securities, to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c)          Termination by UBS Securities. UBS Securities shall have the right, by giving three (3) days notice as hereinafter specified, unless such notice is waived by the Company, to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(d)          Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Securities through UBS Securities on the terms and subject to the conditions set forth herein with an aggregate offering price equal to the amount set forth in Section 1 of this Agreement.

(e)          Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f)           Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by UBS Securities or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g)          Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12, 17 and 20 hereof shall survive such termination and remain in full force and effect.

Section 14.         Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to UBS Securities shall be directed to UBS Securities LLC, 299 Park Avenue, New York, New York 10171, Attention: Syndicate Department; notices to the Company, the Adviser or the Administrator shall be directed to such party at 150 South Wacker Drive, Suite 800, Chicago, Illinois 60606, Attention: David B. Golub, fax no. 312-201-9167.

Section 15.         Parties. This Agreement shall inure to the benefit of and be binding upon UBS Securities, the Company, the Adviser, the Administrator and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than UBS Securities, the Company, the Adviser, the Administrator and their respective successors and the controlling persons and officers and directors referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of UBS Securities, the Company, the Adviser, the Administrator and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from UBS Securities shall be deemed to be a successor by reason merely of such purchase.

Section 16.         Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 17.         Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

Section 18.         Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

"Applicable Time" means the time of each sale of any Securities pursuant to this Agreement.

"Code" means the Internal Revenue Code of 1986, as amended.

"Company Documents" means any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, including all Subject Instruments.

"EDGAR" means the Commission's Electronic Data Gathering, Analysis and Retrieval system.

"Organizational Documents" means (a) in the case of a corporation, its certificate of incorporation and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organization document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, its certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

"Repayment Event" means any event or condition which gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company.

"RIC" means a regulated investment company within the meaning of Section 851(a) of the Code.

"Rule 430C" refers to Rule 430C under the Securities Act.

"Rule 430C Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430C but that is deemed to be part of the Registration Statement at the time it becomes effective.

"Rule 462(b) Registration Statement" shall mean any registration statement filed to register the offer and sale of the Securities pursuant to Rule 462(b) under the Securities Act.

"Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

"Subject Instruments" means any instrument, agreement or other document relating to the $300 million term debt securitization that the Company completed on July 16, 2010, any instrument, agreement or other document relating to the $75 million senior secured revolving credit facility (“Credit Facility”) with Wells Fargo Securities, LLC, as administrative agent, and Wells Fargo Bank, N.A., as lender, that a wholly owned subsidiary of the Company entered into on July 21, 2011 and any instrument, agreement or other document relating to debentures guaranteed by the U.S. Small Business Administration; provided that if any instrument, agreement or other document filed as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term "Subject Instruments" shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed.

All references in this Agreement to the Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR and all references in this Agreement to "supplements" to any preliminary prospectus or the Prospectus shall include, without limitation, any supplements, "wrappers" or similar materials prepared in connection with any offering, sale or private placement of any Securities by UBS Securities outside of the United States.

Section 19.         Absence of Fiduciary Relationship. Each of the Company, the Adviser, and the Administrator, severally and not jointly, acknowledges and agrees that:

(a)          UBS Securities is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and UBS Securities, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not UBS Securities has advised or is advising the Company on other matters, and UBS Securities has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)          the public offering price of the Securities set forth in this Agreement was not established by UBS Securities;

(c)          it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)          UBS Securities has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(e)          it is aware that UBS Securities and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and UBS Securities has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(f)           it waives, to the fullest extent permitted by law, any claims it may have against UBS Securities for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that UBS Securities shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and among UBS Securities, the Company, the Adviser and the Administrator in accordance with its terms.

Very truly yours,

GOLUB CAPITAL BDC, INC.

By:	/s/ David B. Golub
Name: David B. Golub
Title: Chief Executive Officer

GC ADVISORS LLC

By:	/s/ David B. Golub
Name: David B. Golub
Title: Manager

GC SERVICE COMPANY, LLC

By:	/s/ David B. Golub
Name: David B. Golub
Title: Manager

CONFIRMED AND ACCEPTED, as of the date first above written:

UBS SECURITIES LLC

By:	/s/ Alice Wong
Name: Alice Wong
Title: Executive Director

By:	/s/ Justin Nance
Name: Justin Nance
Title: Director

EXHIBIT A

FORM OF PLACEMENT NOTICE

From:	[	]

To:	[	]

Cc:	[	]

Date:	[ ], 20[ ]

Subject:	Equity Distribution—Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement by and among Golub Capital BDC, Inc. (the "Company"), GC Advisors LLC, GC Service Company, LLC and UBS Securities LLC ("UBS Securities") dated August 6, 2012 (the "Agreement"), I hereby request on behalf of the Company that UBS Securities sell up to [XXX,XXX] shares (the "Placement Securities") of the Company’s common stock, par value $0.001 per share, at a minimum market price of $[XX.XX] per share.

[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY UBS SECURITIES, AND/OR THE CAPACITY IN WHICH UBS SECURITIES MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH)]

Sincerely,

[           ]

A-1

EXHIBIT B

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

UBS Securities LLC

To:	Halle Benett	halle.benett@ubs.com
	Christopher Gastelu	christopher.gastelu@ubs.com

Golub Capital BDC, Inc.

To:	David B. Golub	dgolub@golubcapital.com
	Ross A. Teune	rteune@golubcapital.com

B-1

EXHIBIT C

COMPENSATION

UBS Securities LLC shall be paid compensation equal to 2.00% of the gross proceeds from the sales of Securities pursuant to the terms of this Agreement.

C-1

EXHIBIT D-1

GOLUB CAPITAL BDC, INC.

FORM OF OFFICERS' CERTIFICATE

[Date]

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Golub Capital BDC, Inc., a Delaware corporation (the “Company”), pursuant to Section 7(o) of the Equity Distribution Agreement, dated as of August 6, 2012 (the “Equity Distribution Agreement”), by and among the Company, GC Advisors LLC, a Delaware limited liability company (the "Adviser"), and GC Service Company, LLC, a Delaware limited liability company (the "Administrator"), and UBS Securities LLC ("UBS Securities"), providing for the offer and sale by the Company to UBS Securities of shares of the Company's common stock, par value $0.001 per share, having an aggregate offering price of up to $50,000,000.00, hereby certify that they are authorized to execute this Officers' Certificate in the name and on behalf of the Company.

Each of the undersigned also hereby certifies, on behalf of the Company, in his respective capacity as Chief Executive Officer or Chief Financial Officer, that:

(1)	the representations and warranties of the Company in the Equity Distribution Agreement are true and correct with the same force and effect as though expressly made at and as of the date hereof;

(2)	the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date hereof under or pursuant to the Equity Distribution Agreement;

(3)	no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to our knowledge, are contemplated by the Commission;

(4)	there has not been, since the date of the Equity Distribution Agreement or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; and

(5)	the Company is not in possession of, and has not supplied UBS Securities with, any material non−public information.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Equity Distribution Agreement.

D-1-1

IN WITNESS WHEREOF, we have hereunto set our hands as of the date first written above.

By:
Name:	David B. Golub
Title:	Chief Executive Officer

By:
Name:	Ross Teune
Title:	Chief Financial Officer

D-1-2

EXHIBIT D-2

[GC ADVISORS LLC][ GC SERVICE COMPANY, LLC]

FORM OF MANAGERS' CERTIFICATE

[Date]

The undersigned, the managers of [GC Advisors LLC][GC Service Company, LLC], a Delaware limited liability company (the “[Adviser][Administrator]”), pursuant to Section 7(o) of the Equity Distribution Agreement, dated as of August 6, 2012 (the “Equity Distribution Agreement”), by and among Golub Capital BDC, Inc., a Delaware corporation (the “Company”), [GC Advisors LLC, a Delaware limited liability company (the "Adviser")][the Adviser], and [GC Service Company, LLC, a Delaware limited liability company (the "Administrator")][the Administrator], and UBS Securities LLC ("UBS Securities"), providing for the offer and sale by the Company to UBS Securities of shares of the Company's common stock, par value $0.001 per share, having an aggregate offering price of up to $50,000,000.00, hereby certify that he is authorized to execute this Managers' Certificate in the name and on behalf of the [Adviser][Administrator].

The undersigned also hereby certifies, on behalf of the [Adviser][Administrator], in his capacity as manager, that:

(1)	the representations and warranties of the [Adviser][Administrator] in the Equity Distribution Agreement are true and correct with the same force and effect as though expressly made at and as of the date hereof; and

(2)	the [Adviser][Administrator] has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date hereof under or pursuant to the Equity Distribution Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Equity Distribution Agreement.

[Signature page follows]

D-2-1

IN WITNESS WHEREOF, we have hereunto set our hands as of the date first written above.

By:
Name:	David B. Golub
Title:	Manager

By:
Name:	Lawrence E. Golub
Title:	Manager

D-2-2

EXHIBIT E

FORM OF OPINION OF DECHERT LLP

E-1